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                                   EXHIBIT 99


                            PLAN FINANCIAL STATEMENTS



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                          THE DELAWARE COUNTY BANK AND
                                  TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                               Lewis Center, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 2001 and 2000



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                                    CONTENTS






REPORT OF INDEPENDENT AUDITORS............................................   1


FINANCIAL STATEMENTS

      STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS.....................   2

      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE
        FOR BENEFITS......................................................   3

      NOTES TO FINANCIAL STATEMENTS.......................................   4


SUPPLEMENTARY INFORMATION

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)......   8




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                         REPORT OF INDEPENDENT AUDITORS



The Delaware County Bank and Trust Company
Employee 401(k) Retirement Plan
Lewis Center, Ohio

We have audited the accompanying statements of net assets available for benefits of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan as of December 31, 2001 and 2000 and the related statement of changes in net assets available for benefits for the year ended December 31, 2001. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan, as of December 31, 2001 and 2000, and the changes in net assets available for benefits for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and is not a required part of the financial statements. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the financial statements, and in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.



                                             /s/ Crowe, Chizek and Company LLP
                                                 Crowe, Chizek and Company LLP
Columbus, Ohio
April 16, 2002

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                                                                               1
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                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           December 31, 2001 and 2000

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
                                                        2001              2000
                                                      ----------      ----------
ASSETS
     Investments at fair value (Note 4)               $3,357,573      $2,835,840
     Cash                                                    185          25,298

     Receivables:
         Accrued dividends                                 1,611           4,013
         Employer contributions                           45,045           4,408
         Employee contributions                           14,086          11,127
                                                      ----------      ----------
              Total receivables                           60,742          19,548
                                                      ----------      ----------

     Net assets available for benefits                $3,418,500      $2,880,686
                                                      ==========      ==========

--------------------------------------------------------------------------------
                See accompanying notes to financial statements.


                                                                              2.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          Year ended December 31, 2001

--------------------------------------------------------------------------------

ADDITIONS
     Additions to net assets attributed to:
         Investment income
              Net appreciation in fair value of investments (Note 4)   $   51,653
              Interest and dividend income                                 82,244
                                                                       ----------
                  Total investment income                                 133,897

         Cash contributions:
         Employee                                                         322,800
         Employer                                                         226,271
         Total contributions                                              549,071
                                                                       ----------

                  Total additions                                         682,968

         DEDUCTIONS
         Benefits paid directly to participants                           145,154
                                                                       ----------

Net increase                                                              537,814

Net assets available for benefits
     Beginning of year                                                  2,880,686
                                                                       ----------
     End of year                                                       $3,418,500
                                                                       ==========

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                See accompanying notes to financial statements.


                                                                              3.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


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NOTE 1 - DESCRIPTION OF PLAN

The following description of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

GENERAL: The Plan is a defined contribution plan covering all eligible employees of The Delaware County Bank and Trust Company (the "Company"). All employees who are at least 20 years of age and complete one year of service are eligible to be in the Plan. Each employee enters the plan on the first day of the plan quarter following completion of the eligibility requirements. The Plan is subject to the provisions of the Employee Retirement Security Act of 1974 (ERISA).

CONTRIBUTIONS: Participants may make salary deferral contributions at their discretion up to 15% of their annual compensation. Participants direct the investment of their contributions into various investment options offered by the Plan. At the discretion of the Board of Directors, the Company matches the participants' contributions up to a maximum of 6% of their annual compensation. During 2001, the Company's matching contribution was 50% of employee contributions up to the maximum of 6% of annual compensation. In addition, the Board of Directors can provide for an additional Company contribution on a discretionary basis. In 2001, the Company's discretionary contribution was 0.9% of the Company's annual earnings. To be eligible to receive the discretionary Company contribution, an employee must work 1,000 hours and be employed on the last day of the plan year.

PARTICIPANT ACCOUNTS: Each participant's account is credited with the participant's own contributions, the Company's contributions and plan earnings and losses. Allocations of the Company contributions are based on participant compensation and 401(k) contributions. Earnings and losses are allocated based on account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

RETIREMENT, DEATH AND DISABILITY: A participant is entitled to 100% of his or her account balance upon retirement, death, or disability.

VESTING: Participants are immediately vested in their salary deferral contribution and any earnings or losses thereon. Participants vest in Company contributions and earnings or losses thereon as follows:

                 YEARS OF SERVICE                  VESTING PERCENTAGE
                 ----------------                  ------------------
                  Less than 1                                0%
                  1 but less than 2                         33%
                  2 but less than 3                         66%
                  3 or more                                100%

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                                   (Continued)

                                                                              4.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


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NOTE 1 - DESCRIPTION OF PLAN (Continued)

Forfeitures of terminated participants' nonvested account balances are used to reduce employer contributions. As of December 31, 2001, there were $9,487 of forfeitures available to reduce future contributions.

PAYMENT OF BENEFITS: On termination of service with the Company, a participant will receive a lump-sum amount equal to the value of his or her account.

LOAN PROVISIONS: Participants may borrow 50% of their vested account balance up to a maximum of $50,000 minus any loan amounts repaid in the last 12 months. The minimum loan request is $1,000.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING: The financial statements of the Plan are prepared under the accrual method of accounting.

INVESTMENT VALUATION AND INCOME RECOGNITION: The Plan's investments are stated at fair value as estimated by the Plan's trustee. If available, quoted market prices are used to value investments. Common stock of DCB Financial Corp. (the "Corporation") is listed on the over-the-counter bulletin board. The value of the Company's common stock is based on the last known transaction prior to the date of each statement of net assets available for benefits.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates. A significant change may occur in the near term for the estimates of investment valuation.

PAYMENT OF BENEFITS:  Benefits are recorded when paid.


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                                   (Continued)

                                                                              5.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


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NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the provisions of the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants would become 100% vested in their employer contributions.

NOTE 4 - INVESTMENTS

The following table presents investments that represent 5% or more of the Plan's net assets:

                                                           2001              2000
                                                           ----              ----
         INVESTMENTS AT FAIR VALUE AS DETERMINED
           BY QUOTED MARKET PRICE:
              Automated Cash Management Fund          $   907,479    $   755,538
              Federated Max Cap Fund                      175,648        185,485
              Federated Stock Trust Fund                  301,018        277,727
              Federated Stock and Bond Fund               352,410        321,980

         INVESTMENTS AT ESTIMATED FAIR VALUE:
              DCB Financial Corp. common stock          1,063,852        726,561

The Plan's investments (including investments bought, sold, as well as held during the year) appreciated by $51,653 as detailed below:

         Common stock                                                $   190,319
         Mutual Funds                                                   (138,666)
                                                                     -----------
                                                                     $    51,653
                                                                     ===========



During 2001, the Plan earned $82,244 of dividend and interest income.


NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor (DOL) Regulations as any fiduciary of the plan, any party rendering services to the plan, the employer, and certain others. The Delaware County Bank and Trust Company, the employer, serves as the Plan trustee and is the custodian of the Plan assets. Transactions during the year with parties-in-interest included investment in the employer's common stock and contributions made by the employer.

At December 31, 2001, the Plan owned 82,790 shares of DCB Financial Corp. common stock, valued at $12.85 per share for a total of $1,063,852. At December 31, 2000, the Plan owned 70,884 shares of DCB Financial Corp. common stock, value at $10.25 per share for a total of $726,561. Expenses incurred in the administration of the Plan are paid by the Company on behalf of the Plan.

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                                   (Continued)

                                                                              6.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


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NOTE 6 - TAX STATUS

The Internal Revenue Service has determined and informed the Company by letter dated January 4, 2000, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan document is in the process of being restated for recent law changes.

The Company identified several issues related to the calculation of the employer contribution for the year ended December 31, 2001 and 2000. These issues revealed deficiencies in the Plan's contribution calculation methods. The Company is currently in the process of correcting these deficiencies.



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                                                                              7.

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                            SUPPLEMENTARY INFORMATION

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                December 31, 2001

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Name of plan sponsor:  THE DELAWARE COUNTY BANK AND TRUST COMPANY

Employer identification number:  31-4376006

Three-digit plan number:  002

                                                           (c)
                                                     Description of
                                                  Investment including
                  (b)                            Maturity Date, Rate of                                       (e)
           Identity of Issue                    Interest Collateral, Par                   (d)              Current
(a)           or Borrower                           or Maturity Value                     Cost               Value
---           -----------                           -----------------                     ----               -----

       Federated Funds                  Federated Money Market Fund                          @             $      98
                                        Investment in 99 shares of a
                                          registered investment company

       Federated Funds                  Federated Investors Auto Cash                        @               907,479
                                          Management Fund
                                        Investment in 907,479 shares of a
                                          registered investment company

       Federated Funds                  Federated High Yield Trust Fund                      @                21,671
                                        Investment in 3,679 shares of a
                                          registered investment company

       Federated Funds                  Federated Bond Fund                                  @                50,584
                                        Investment in 5,855 shares of a
                                          registered investment company

       Federated Funds                  Federated Stock Trust Fund                           @               301,018
                                        Investment in 8,869 shares of a
                                          registered investment company

       Federated Funds                  Federated Equity Income Fund                         @               113,167
                                        Investment in 6,830 shares of a
                                          registered investment company

       Federated Funds                  Federated Equity Funds - Growth                      @                46,574
                                          Strategy A
                                        Investment in 1,820 shares of a
                                          registered investment company

*     Denotes parties-in-interest to the Plan.
@     Participant-directed investment.  Cost basis disclosure not required.

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                                                                              8.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                December 31, 2001

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Name of plan sponsor:  THE DELAWARE COUNTY BANK AND TRUST COMPANY
Employer identification number:  31-4376006
Three-digit plan number:  002

                                                           (c)
                                                     Description of
                                                  Investment including
                  (b)                            Maturity Date, Rate of                                    (e)
           Identity of Issue                    Interest Collateral, Par                   (d)           Current
(a)           or Borrower                           or Maturity Value                     Cost            Value
---           -----------                           -----------------                     ----            -----

       Federated Funds                  Federated Small Cap                                 @                73,358
                                        Investment in 4,748 shares of a
                                          registered investment company

       Federated Funds                  Federated Equity Fund                               @                55,616
                                          Communications Technology Class A
                                        Investment in 10,167 shares of a
                                          registered investment company

       Federated Funds                  Federated Max Cap Fund                              @               175,648
                                        Investment in 7,561 shares of a
                                          registered investment company

       Federated Funds                  Federated International Equity Fund                 @                67,511
                                        Investment in 4,483 shares of a
                                          registered investment company

       Federated Funds                  Federated Stock & Bond Fund                         @               352,410
                                        Investment in 19,732 shares of a
                                          registered investment company

*      DCB Financial Corp               DCB Financial Corp Common Stock                     @             1,063,852
                                        Investment in 82,790 shares of common
                                          stock

*      Participant Notes                Debt obligations of Plan participants
                                          with interest rates ranging from 6.5%
                                          to 9.5%                                                           128,587
                                                                                                     --------------

       Total                                                                                         $    3,357,573
                                                                                                     ==============

*     Denotes parties-in-interest to the Plan.
@     Participant-directed investment.  Cost basis disclosure not required.



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                                                                              9.